Exhibit 99.1

THE LGL GROUP, INC. ANNOUNCES RIGHTS TRADING ON OTC MARKETS UNDER "LGLGR"

ORLANDO, Florida (June 26, 2026) The LGL Group, Inc. (NYSE American: LGL) ("LGL Group" or the "Company") today announced that, in connection with the Company's subscription rights offering to purchase shares of LGL Group’s common stock (the "Common Stock") that commenced on June 8, 2026 (the "Rights Offering"), the Company's transferable subscription rights (the "Rights") will now be quoted and traded on the OTC Markets under the ticker symbol "LGLGR", beginning at market open on June 29, 2026.

The Company appreciates the NYSE American’s support and thanks its investors for their participation in the Rights Offering.

Pursuant to LGL Group's prospectus, the Rights were issued with the following features:

•	One (1) Right to purchase one (1) share of Common Stock;
•	Shares of Common Stock can be purchased at a subscription price of $6.90 per share;
•	The Over-subscription privilege is available to Rights holders who are shareholders of record and exercise their basic Rights in full, which entitles them to subscribe for any or all of the shares issuable pursuant to any unexercised Rights by other holders on the terms and conditions set forth in the prospectus; and
•	No fractional shares will be issued.

All exercise notices and payments (including with respect to any exercise of a Rights holder’s over-subscription privilege) must be received by Computershare Trust Company, N.A. no later than 5:00 p.m., Eastern time, on Wednesday, July 15, 2026. Holders in street name should contact their broker, bank or other intermediary for information on how to exercise their Rights (including pursuant to any exercise of the Over-subscription privilege).

Rights holders may exercise their Rights pursuant to the terms of a subscription rights certificate, the form of which was included as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-295925), effective May 28, 2026, on file with the U.S. Securities and Exchange Commission ("SEC").

The final prospectus for the Rights Offering may be reviewed here.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL Group" or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from the Company's design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. The Company maintains its executive offices at 2525 Shader Road, Orlando, Florida 32804 and the Company's telephone number is (407) 298-2000 and Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American under the symbol "LGL."

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various businesses in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s plans, goals, objectives, outlook, expectations and intentions with respect to the proposed Rights Offering, including the anticipated size, timing, subscription price, proceeds and use of such proceeds thereof. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the SEC, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026 and subsequent filings with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

The LGL Group, Inc.

info@lglgroup.com